UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2021

IAC/INTERACTIVECORP

(Exact name of registrant as specified in its charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $0.0001	IAC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This current report on Form 8-K/A (the “Amendment”) amends the current report on Form 8-K, dated May 14, 2021, filed by IAC/InterActiveCorp (“IAC” or the “Company”) with the U.S. Securities and Exchange Commission (the “Initial Form 8-K”). The Initial Form 8-K reported the final voting results of IAC’s 2021 Annual Meeting of Stockholders held on May 14, 2021 (the “2021 Annual Meeting”).

The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company’s named executive officers (“say on pay”). No other changes have been made to the Initial Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously reported in the Initial Form 8-K, in a non-binding advisory vote on the frequency of future say on pay votes held at the 2021 Annual Meeting, there were 51,866,581 votes to have the say on pay vote each year, there were 62,468 votes to have such vote every two years, there were 75,458,197 votes to have such vote every three years, there were 608,552 abstentions and there were 4,986,283 broker non-votes. The Company has considered the outcome of this advisory vote and has determined that it will hold future say on pay votes annually. The next advisory vote on the frequency of say on pay votes is required to occur no later than IAC’s 2027 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Kendall F. Handler
Name:	Kendall F. Handler
Title:	Senior Vice President & General Counsel

Date: October 8, 2021